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                                                                    EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 26, 2001, relating to the financial statements of MDP Corporation, which appears in ProxyMed, Inc.'s Current Report on Form 8-K/A dated May 1, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Cerqueda, Morgan, Gault & Collins LLP
formerly Pate, Cerqueda, Morgan & Gault, LLP

Marietta, Georgia
January 17, 2002